Exhibit 4.5

SUPPLEMENTAL INDENTURE

dated as of January 2, 2019,

among

ENERGIZER GAMMA ACQUISITION B.V.

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

4.625% Senior Notes due 2026

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of January 2, 2019, among ENERGIZER GAMMA ACQUISITION B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (the “Issuer”), ENERGIZER HOLDINGS, INC., a Missouri corporation, ENERGIZER, LLC, a Delaware limited liability company, ENERGIZER MANUFACTURING, INC. a Delaware corporation, ENERGIZER BRANDS, LLC, a Delaware limited liability company, ENERGIZER INTERNATIONAL, INC., a Delaware corporation, ENERGIZER INVESTMENT COMPANY, Delaware corporation, ENERGIZER BRANDS II HOLDINGS, LLC, a Delaware limited liability company, ASSOCIATED PRODUCTS, LLC, a Delaware limited liability company, AMERICAN COVERS, LLC, a Utah limited liability company, CALIFORNIA SCENTS, LLC, a California limited liability company (each an “Undersigned”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of July 6, 2018 (the “Indenture”), relating to the Issuer’s 4.625% Senior Notes due 2026 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary of the Company that is required to provide a guarantee or is a borrower under the New Credit Agreement to provide a Note Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.    Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

Section 5.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.    The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

Section 7.    The parties hereto (i) agrees that any suit, action or proceeding against it arising out of or relating to the Supplemental Indenture may be instituted in any U.S. federal or New York state court sitting in the Borough of Manhattan, New York City, New York, (ii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile, and (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment.

Section 8.    All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGIZER GAMMA ACQUISITION B.V., as Issuer

By:	/s/ Timothy W. Gorman
Name:	Timothy W. Gorman
Title:	Authorized Person

ENERGIZER HOLDINGS, INC.

ENERGIZER, LLC

ENERGIZER MANUFACTURING, INC.

ENERGIZER BRANDS, LLC

ENERGIZER INTERNATIONAL, INC.

ENERGIZER INVESTMENT COMPANY

ENERGIZER BRANDS II HOLDING, LLC

ASSOCIATED PRODUCTS, LLC

AMERICAN COVERS, LLC

CALIFORNIA SCENTS, LLC

each as a Guarantor

By:	/s/ Timothy W. Gorman
Name:	Timothy W. Gorman
Title:	Executie Vice President, Chief Financial Officer, and Principal Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

[Signature Page to Supplemental Indenture (EUR)]